***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	July 23, 2012
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.30
PER DILUTED COMMON SHARE FOR SECOND QUARTER 2012

SALT LAKE CITY, July 23, 2012 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported second quarter net earnings applicable to common shareholders of $55.2 million or $0.30 per diluted common share, compared to $25.5 million or $0.14 per diluted share for the first quarter of 2012. Net earnings applicable to common shareholders were favorably impacted this quarter by a 43% reduction in preferred stock dividends due primarily to the $700 million TARP redemption and related warrant amortization in the first quarter.

Adjusted for the noncash effects in the second quarter of the discount amortization on conversion of subordinated debt and additional accretion (net of expense) on acquired FDIC-supported loans, net earnings applicable to common shareholders were $72.9 million or $0.40 per diluted share for the second quarter of 2012, compared to $40.5 million or $0.22 per diluted share for the first quarter of 2012.

Second Quarter 2012 Highlights

•	Credit quality improved in nearly all major geographies and loan types. Net charge-offs decreased 20% to $43 million.

•	Loans and leases, excluding FDIC-supported loans, increased $328 million to $36.2 billion at June 30, 2012.

•	Net interest income decreased 2.3% to $432 million from $442 million in the first quarter. The core net interest margin decreased 9 basis points to 3.72% from 3.81% in the first quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
July 23, 2012

“We continue to enjoy strong improvement in credit trends and expect classified loans to continue to trend lower,” said Harris H. Simmons, chairman and chief executive officer. “Furthermore, we were pleased to experience a moderate degree of loan growth primarily driven by business loan growth; however, our business customers generally remain quite cautious, which is constraining revenue growth,” continued Mr. Simmons. “Finally, supported by the continued improvement in credit quality, we believe we are on track to redeem the balance of the TARP preferred stock in the second half of 2012.”

Asset Quality
Net loan and lease charge-offs decreased 20% to $43 million for the second quarter of 2012, compared to $55 million for the first quarter of 2012. Net charge-offs declined primarily in commercial and industrial and term commercial real estate loans.

Nonperforming lending-related assets declined 9% to $0.9 billion at June 30, 2012 from $1.0 billion at March 31, 2012. Nonaccrual loans declined 9% to $793 million at June 30, 2012 from $872 million at March 31, 2012. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 2.53% at June 30, 2012, compared to 2.79% at March 31, 2012.

Classified loans, excluding FDIC-supported loans, decreased approximately 9% to $1.9 billion at June 30, 2012, compared to $2.1 billion at March 31, 2012. Approximately 73% of classified loans were current as to principal and interest for both the second and first quarters of 2012.

The provision for loan losses was $10.9 million for the second quarter of 2012, compared to $15.7 million for the first quarter of 2012.

The allowance for credit losses of approximately $1.1 billion, or 2.92% of loans and leases at June 30, 2012, was essentially unchanged from the balance at March 31, 2012.

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ZIONS BANCORPORATION
Press Release – Page 3
July 23, 2012

Loans
Loans and leases, excluding FDIC-supported loans, increased $328 million to $36.2 billion at June 30, 2012, compared to $35.9 billion at March 31, 2012. The increases were predominantly in commercial and industrial and 1-4 family residential loans and were widespread geographically. Construction and land development loans were essentially unchanged from March 31, 2012 and therefore did not detract from net loan growth during the quarter. Average loans and leases, excluding FDIC-supported loans, remained essentially the same at $36.1 billion compared to the first quarter of 2012.

Deposits
Average total deposits for the second quarter of 2012 increased $571 million or 1.3% to $42.9 billion compared to $42.4 billion for the first quarter of 2012. The increase resulted primarily from a higher level of average noninterest-bearing demand deposits for the second quarter of 2012, which were $16.2 billion compared to $15.7 billion for the first quarter of 2012. The ratio of loans to deposits was 85.4% at June 30, 2012, compared to 84.9% at March 31, 2012.

Debt and Shareholders’ Equity
As previously reported, on May 1, 2012, the Company issued an additional $100 million of the 4.5% senior notes, bringing the total to $400 million of these notes that are due March 27, 2017. The $100 million notes were sold at a price of 100.249%, with a yield to maturity of 4.442%. On June 20, 2012, the Company issued $158.45 million of 4.0% senior notes due June 20, 2016 at a price of 97.5%, with a yield to maturity of 4.693%. Total net proceeds to the Company from the second quarter issuances were approximately $253 million.

The Company redeemed all $254.9 million of senior notes on their maturity date of June 21, 2012 that were guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. The Company has no other notes outstanding under this program.

On May 7, 2012, the Company sold at par $143.75 million of Series F 7.9% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, which qualifies as Tier 1 capital. The Company redeemed on the June 15, 2012 call date all $142.5 million of Series E 11.0% preferred stock.

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ZIONS BANCORPORATION
Press Release – Page 4
July 23, 2012

As previously announced, effective May 16, 2012, approximately $50.2 million of convertible subordinated debt was converted into the Company’s Series C preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $16.2 million ($13.2 million after-tax) in the second quarter of 2012, compared to $12.2 million ($9.9 million after-tax) in the first quarter of 2012.

The estimated common equity tier 1 capital ratio was 9.77% at June 30, 2012, compared to 9.71% at March 31, 2012.

Net Interest Income
Net interest income decreased 2.3% to $432 million for the second quarter of 2012, compared to $442 million for the first quarter of 2012. Core net interest income, adjusted for discount amortization on convertible subordinated debt and accretion on acquired loans, was approximately $444 million for the second quarter of 2012, compared to $453 million for the first quarter of 2012.

The net interest margin decreased 11 basis points to 3.62% in the second quarter of 2012, compared to 3.73% in the first quarter of 2012. The core net interest margin decreased 9 basis points to 3.72% in the second quarter, compared to 3.81% in the first quarter. The decrease in the core net interest margin was primarily due to reduced loan yields, and to a higher cost and amount of long-term debt outstanding, much of which was deposited into a low-yielding cash account because it is intended to be used for the redemption of the remaining TARP preferred stock in the second half of 2012.

Investment Securities
During the second quarter of 2012, the Company recognized credit-related other-than-temporary impairment (“OTTI”) on collateralized debt obligations (“CDOs”) of $7.3 million or $0.02 per diluted share, compared to $10.2 million or $0.03 per diluted share during the first quarter of 2012. OTTI this quarter was due primarily to credit deterioration at a small number of banks. Reperformance of deferring banks continues to be a favorable trend. Partially offsetting the financial impact of OTTI on CDOs were $3.3 million of fixed income securities gains that resulted from cash principal paydowns of CDOs previously written down.

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ZIONS BANCORPORATION
Press Release – Page 5
July 23, 2012

The following table stratifies the CDOs into performing tranches without credit impairment and nonperforming tranches at June 30, 2012:

	June 30, 2012
					Net unrealized		% of carrying
					losses	Weighted	value to par
(Amounts in millions)	No. of	Par	Amortized	Carrying	recognized	average	June 30,	March 31,
	tranches	amount	cost	value	in OCI 1	discount rate 2	2012	2012	Change
Performing CDOs
Predominantly bank CDOs	30	$ 904	$ 805	$ 572	$(233)	7.02%	63%	66%	-3%
Insurance-only CDOs	21	450	445	330	(115)	7.21%	73%	74%	-1%
Other CDOs	7	82	71	62	(9)	7.54%	76%	78%	-2%
Total performing CDOs	58	1,436	1,321	964	(357)	7.11%	67%	69%	-2%

Nonperforming CDOs 3
Deferring interest, but no credit impairment	3	72	72	21	(51)	12.36%	29%	25%	4%
Credit impairment prior to last 12 months	33	595	438	136	(302)	12.84%	23%	21%	2%
Credit impairment during last 12 months	23	444	278	72	(206)	13.37%	16%	14%	2%
Total nonperforming CDOs	59	1,111	788	229	(559)	13.02%	21%	19%	2%

Total CDOs	117	$ 2,547	$ 2,109	$ 1,193	$(916)	9.69%	47%	48%	-1%

1 Other comprehensive income, amounts presented are pretax.
2 Margin over LIBOR
3 Defined as either deferring current interest (“PIKing”) or OTTI.

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Noninterest Income
Noninterest income for the second quarter of 2012 was $123.0 million, compared to $107.0 million for the first quarter of 2012. The increase mainly resulted from higher dividends and other investment income from private equity investments primarily at Amegy.

Noninterest Expense
Noninterest expense for the second quarter of 2012 was $401.7 million compared to $392.4 million for the first quarter of 2012. The increase was due primarily to an $8.6 million increase in the provision for unfunded lending commitments compared to the prior quarter, driven by an increase in the volume of loan commitments.

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ZIONS BANCORPORATION
Press Release – Page 6
July 23, 2012

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 23, 2012). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 93192595, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, July 23, 2012, until midnight ET on Monday, July 30, 2012, by dialing 855-859-2056 (domestic and international) and entering the passcode. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states:  Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

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ZIONS BANCORPORATION
Press Release – Page 7
July 23, 2012

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 8
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except share, per share, and ratio data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	25.48	25.25	25.02	24.78	24.88
Tangible common equity per common share	19.65	19.39	19.14	18.87	18.95

SELECTED RATIOS
Return on average assets	0.70%	0.69%	0.67%	0.84%	0.57%
Return on average common equity	4.71%	2.21%	3.84%	5.58%	2.53%
Net interest margin	3.62%	3.73%	3.86%	3.99%	3.62%

Capital Ratios
Tangible common equity ratio	6.91%	6.89%	6.77%	6.90%	6.95%
Tangible equity ratio	10.35%	10.24%	11.33%	11.56%	11.58%
Average equity to average assets	12.37%	13.31%	13.27%	13.51%	13.42%

Risk-Based Capital Ratios 1
Common equity tier 1 capital	9.77%	9.71%	9.57%	9.53%	9.36%
Tier 1 leverage	12.30%	12.17%	13.40%	13.48%	13.44%
Tier 1 risk-based capital	15.01%	14.83%	16.13%	16.10%	15.87%
Total risk-based capital	16.87%	16.76%	18.06%	18.12%	18.01%

Taxable-equivalent net interest income	$436,610	$447,161	$466,699	$475,580	$421,226

Weighted average common and common-
equivalent shares outstanding	183,136,631	182,963,828	182,823,190	182,857,702	182,728,185
Common shares outstanding	184,117,522	184,228,178	184,135,388	184,294,782	184,311,290

1 Ratios for June 30, 2012 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except share amounts)	2012	2012	2011	2011	2011
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,124,673	$1,082,186	$1,224,350	$1,102,768	$1,035,028
Money market investments:
Interest-bearing deposits	7,887,175	7,629,399	7,020,895	5,118,066	4,924,992
Federal funds sold and security resell agreements	83,529	52,634	102,159	165,106	123,132
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$715,710, $728,479, $729,974, $715,608, and $762,998)	773,016	797,149	807,804	791,569	829,702
Available-for-sale, at fair value	3,167,590	3,223,086	3,230,795	3,970,602	4,084,963
Trading account, at fair value	20,539	19,033	40,273	49,782	51,152
	3,961,145	4,039,268	4,078,872	4,811,953	4,965,817

Loans held for sale	139,245	184,579	201,590	159,300	158,943

Loans, net of unearned income and fees:
Loans and leases	36,231,104	35,903,475	36,393,782	35,924,054	35,969,702
FDIC-supported loans	642,246	687,126	750,870	800,454	853,875
	36,873,350	36,590,601	37,144,652	36,724,508	36,823,577
Less allowance for loan losses	971,716	1,010,059	1,049,958	1,148,903	1,237,733
Loans, net of allowance	35,901,634	35,580,542	36,094,694	35,575,605	35,585,844

Other noninterest-bearing investments	867,882	875,037	865,231	860,045	858,678
Premises and equipment, net	714,913	715,815	719,276	726,503	722,600
Goodwill	1,015,129	1,015,129	1,015,129	1,015,129	1,015,161
Core deposit and other intangibles	59,277	63,538	67,830	72,571	77,346
Other real estate owned	144,816	158,592	153,178	203,173	238,990
Other assets	1,507,594	1,499,588	1,605,905	1,721,101	1,654,883
	$53,407,012	$52,896,307	$53,149,109	$51,531,320	$51,361,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$16,498,248	$16,185,140	$16,110,857	$14,911,729	$14,475,383
Interest-bearing:
Savings and NOW	7,505,841	7,406,910	7,159,101	6,711,002	6,555,306
Money market	14,439,389	14,813,495	14,616,740	14,576,527	14,948,065
Time	3,211,942	3,326,717	3,413,550	3,536,755	3,775,409
Foreign	1,504,827	1,366,826	1,575,361	1,627,135	1,437,067
	43,160,247	43,099,088	42,875,609	41,363,148	41,191,230

Securities sold, not yet purchased	104,882	47,404	44,486	30,070	42,709
Federal funds purchased and security repurchase agreements	759,591	486,808	608,098	630,901	630,058
Other short-term borrowings	7,621	19,839	70,273	125,290	147,945
Long-term debt	2,274,571	2,283,121	1,954,462	1,898,439	1,879,669
Reserve for unfunded lending commitments	103,586	98,718	102,422	98,062	100,264
Other liabilities	507,151	474,551	510,531	466,493	456,448
Total liabilities	46,917,649	46,509,529	46,165,881	44,612,403	44,448,323

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,800,473	1,737,633	2,377,560	2,354,523	2,329,370
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 184,117,522, 184,228,178,
184,135,388, 184,294,782 and 184,311,290 shares	4,157,525	4,162,522	4,163,242	4,160,697	4,158,369
Retained earnings	1,110,120	1,060,525	1,036,590	994,380	931,345
Accumulated other comprehensive income (loss)	(576,147)	(571,567)	(592,084)	(588,834)	(504,491)
Controlling interest shareholders’ equity	6,491,971	6,389,113	6,985,308	6,920,766	6,914,593
Noncontrolling interests	(2,608)	(2,335)	(2,080)	(1,849)	(1,502)
Total shareholders’ equity	6,489,363	6,386,778	6,983,228	6,918,917	6,913,091
	$53,407,012	$52,896,307	$53,149,109	$51,531,320	$51,361,414

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Interest income:
Interest and fees on loans	$478,569	$486,615	$504,243	$520,133	$523,741
Interest on money market investments	5,099	4,628	4,308	3,482	3,199
Interest on securities:
Held-to-maturity	9,325	8,959	9,106	8,937	9,009
Available-for-sale	25,090	23,158	21,268	21,382	22,179
Trading account	148	338	548	462	538
Total interest income	518,231	523,698	539,473	554,396	558,666

Interest expense:
Interest on deposits	20,823	23,413	26,645	31,093	34,257
Interest on short-term borrowings	256	779	1,221	1,501	1,783
Interest on long-term debt	65,165	57,207	49,699	51,207	106,454
Total interest expense	86,244	81,399	77,565	83,801	142,494

Net interest income	431,987	442,299	461,908	470,595	416,172
Provision for loan losses	10,853	15,664	(1,476)	14,553	1,330
Net interest income after provision for loan losses	421,134	426,635	463,384	456,042	414,842

Noninterest income:
Service charges and fees on deposit accounts	43,426	43,532	42,873	44,154	42,878
Other service charges, commissions and fees	38,554	34,226	38,539	45,308	43,958
Trust and wealth management income	8,057	6,374	6,481	6,269	7,179
Capital markets and foreign exchange	7,342	5,734	8,106	7,729	8,358
Dividends and other investment income	21,542	9,480	7,805	9,356	17,239
Loan sales and servicing income	10,287	8,352	6,058	6,165	9,836
Fair value and nonhedge derivative income (loss)	(6,784)	(4,400)	(4,677)	(5,718)	4,195
Equity securities gains (losses), net	107	9,145	1,961	5,289	(1,636)
Fixed income securities gains (losses), net	5,519	720	1,288	13,035	(2,396)
Impairment losses on investment securities:
Impairment losses on investment securities	(24,026)	(18,273)	(12,351)	(55,530)	(6,339)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	16,718	8,064	265	42,196	1,181
Net impairment losses on investment securities	(7,308)	(10,209)	(12,086)	(13,334)	(5,158)
Other	2,280	4,045	1,956	2,789	3,896
Total noninterest income	123,022	106,999	98,304	121,042	128,349

Noninterest expense:
Salaries and employee benefits	220,765	224,634	220,290	216,855	222,138
Occupancy, net	28,169	27,951	27,899	29,040	27,588
Furniture and equipment	27,302	26,792	27,036	26,852	26,153
Other real estate expense	6,440	7,810	14,936	20,564	17,903
Credit related expense	12,415	13,485	14,213	15,379	17,124
Provision for unfunded lending commitments	4,868	(3,704)	4,360	(2,202)	(1,904)
Legal and professional services	12,947	11,096	14,974	8,897	8,432
Advertising	6,618	5,807	7,780	6,511	5,962
FDIC premiums	10,444	10,919	12,012	12,573	15,232
Amortization of core deposit and other intangibles	4,262	4,291	4,741	4,773	4,855
Other	67,426	63,291	76,799	69,776	72,773
Total noninterest expense	401,656	392,372	425,040	409,018	416,256

Income before income taxes	142,500	141,262	136,648	168,066	126,935
Income taxes	51,036	51,859	47,877	59,348	54,325
Net income	91,464	89,403	88,771	108,718	72,610
Net loss applicable to noncontrolling interests	(273)	(273)	(248)	(375)	(265)
Net income applicable to controlling interest	91,737	89,676	89,019	109,093	72,875
Preferred stock dividends	(36,522)	(64,187)	(44,599)	(43,928)	(43,837)
Net earnings applicable to common shareholders	$55,215	$25,489	$44,420	$65,165	$29,038

Weighted average common shares outstanding during the period:
Basic shares	182,985	182,798	182,703	182,676	182,472
Diluted shares	183,137	182,964	182,823	182,858	182,728

Net earnings per common share:
Basic	$0.30	$0.14	$0.24	$0.35	$0.16
Diluted	0.30	0.14	0.24	0.35	0.16

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Commercial:
Commercial and industrial	$10,383	$10,157	$10,335	$9,733	$9,520
Leasing	406	394	380	366	365
Owner occupied	7,811	7,887	8,159	8,326	8,419
Municipal	477	441	441	440	448
Total commercial	19,077	18,879	19,315	18,865	18,752

Commercial real estate:
Construction and land development	2,099	2,100	2,265	2,467	2,748
Term	8,011	8,070	7,883	7,723	7,701
Total commercial real estate	10,110	10,170	10,148	10,190	10,449

Consumer:
Home equity credit line	2,181	2,167	2,187	2,161	2,143
1-4 family residential	4,019	3,875	3,921	3,891	3,807
Construction and other consumer real estate	328	316	306	303	308
Bankcard and other revolving plans	284	274	291	278	280
Other	232	223	226	236	231
Total consumer	7,044	6,855	6,931	6,869	6,769

FDIC-supported loans 1	642	687	751	801	854
Total loans	$36,873	$36,591	$37,145	$36,725	$36,824

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Balance sheet:

Change in assets from reestimation of cash flows –
increase (decrease):
FDIC-supported loans	$14,761	$13,171	$17,003	$20,642	$21,467
FDIC indemnification asset (included in other assets)	(11,233)	(10,002)	(13,126)	(15,431)	(14,975)

Balance at end of period:
FDIC-supported loans	642,246	687,126	750,870	800,454	853,875
FDIC indemnification asset (included in other assets)	100,561	106,477	120,358	135,299	150,557

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Statement of income:

Interest income:
Interest and fees on loans	$14,761	$13,171	$17,003	$20,642	$21,467

Noninterest expense:
Other noninterest expense	11,233	10,002	13,126	15,431	14,975
Net increase in pretax income	$3,528	$3,169	$3,877	$5,211	$6,492

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

Nonaccrual loans	$771,510	$849,543	$885,608	$1,038,803	$1,243,304
Other real estate owned	125,142	129,676	128,874	170,023	195,005
Nonperforming lending-related assets, excluding
FDIC-supported assets	896,652	979,219	1,014,482	1,208,826	1,438,309

FDIC-supported nonaccrual loans	21,980	22,623	24,267	29,082	30,414
FDIC-supported other real estate owned	19,674	28,916	24,304	33,150	43,985
FDIC-supported nonperforming assets	41,654	51,539	48,571	62,232	74,399
Total nonperforming lending-related assets	$938,306	$1,030,758	$1,063,053	$1,271,058	$1,512,708

Ratio of nonperforming lending-related assets to loans 1
and leases and other real estate owned	2.53%	2.79%	2.83%	3.43%	4.06%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$29,460	$38,172	$19,145	$15,863	$19,195
Accruing FDIC-supported loans past due 90 days or more	70,453	76,945	74,611	85,714	89,554
Ratio of accruing loans past due 90 days or more to
loans 1 and leases	0.27%	0.31%	0.25%	0.28%	0.29%

Nonaccrual loans and accruing loans past due 90 days or more	$893,403	$987,283	$1,003,631	$1,169,462	$1,382,467
Ratio of nonaccrual loans and accruing loans past due
90 days or more to loans 1 and leases	2.41%	2.68%	2.69%	3.17%	3.74%

Accruing loans past due 30 - 89 days, excluding
FDIC-supported loans	$142,501	$171,224	$183,976	$174,250	$170,782
Accruing FDIC-supported loans past due 30 - 89 days	15,519	13,899	24,691	13,816	21,520

Restructured loans included in nonaccrual loans	227,568	276,669	295,825	308,159	324,077
Restructured loans on accrual	393,360	401,554	448,109	430,253	393,602

Classified loans, excluding FDIC-supported loans	1,880,932	2,076,220	2,056,472	2,361,574	2,675,741

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Allowance for Loan Losses
Balance at beginning of period	$1,010,059	$1,049,958	$1,148,903	$1,237,733	$1,349,800
Add:
Provision for losses	10,853	15,664	(1,476)	14,553	1,330
Adjustment for FDIC-supported loans	(5,856)	(1,057)	(2,655)	(1,520)	(162)
Deduct:
Gross loan and lease charge-offs	(73,685)	(80,014)	(120,599)	(129,146)	(142,444)
Recoveries	30,345	25,508	25,785	27,283	29,209
Net loan and lease charge-offs	(43,340)	(54,506)	(94,814)	(101,863)	(113,235)
Balance at end of period	$971,716	$1,010,059	$1,049,958	$1,148,903	$1,237,733

Ratio of allowance for loan losses to loans and
leases, at period end	2.64%	2.76%	2.83%	3.13%	3.36%

Ratio of allowance for loan losses to nonperforming
loans, at period end	122.46%	115.81%	115.40%	107.59%	97.17%

Annualized ratio of net loan and lease charge-offs to
average loans	0.47%	0.59%	1.03%	1.11%	1.23%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$98,718	$102,422	$98,062	$100,264	$102,168
Provision charged (credited) to earnings	4,868	(3,704)	4,360	(2,202)	(1,904)
Balance at end of period	$103,586	$98,718	$102,422	$98,062	$100,264

Total Allowance for Credit Losses
Allowance for loan losses	$971,716	$1,010,059	$1,049,958	$1,148,903	$1,237,733
Reserve for unfunded lending commitments	103,586	98,718	102,422	98,062	100,264
Total allowance for credit losses	$1,075,302	$1,108,777	$1,152,380	$1,246,965	$1,337,997

Ratio of total allowance for credit losses
to loans and leases outstanding, at period end	2.92%	3.03%	3.10%	3.40%	3.63%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

Loans held for sale	$-	$-	$18	$18	$17

Commercial:
Commercial and industrial	133	149	127	176	186
Leasing	1	1	2	1	1
Owner occupied	240	245	239	268	314
Municipal	-	-	-	-	6
Total commercial	374	395	368	445	507

Commercial real estate:
Construction and land development	115	148	220	245	344
Term	182	191	156	189	233
Total commercial real estate	297	339	376	434	577

Consumer:
Home equity credit line	14	17	18	15	13
1-4 family residential	76	87	91	108	110
Construction and other consumer real estate	8	8	12	16	16
Bankcard and other revolving plans	1	1	-	-	-
Other	2	3	3	3	3
Total consumer	101	116	124	142	142
Total nonaccrual loans	$772	$850	$886	$1,039	$1,243

Net Charge-Offs By Portfolio Type
(Unaudited)
	Three Months Ended
(In millions)	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Commercial:
Commercial and industrial	$9	$17	$9	$27	$18
Leasing	-	-	-	-	-
Owner occupied	10	8	33	27	19
Municipal	-	-	-	-	-
Total commercial	19	25	42	54	37

Commercial real estate:
Construction and land development	(2)	(2)	13	17	37
Term	13	18	24	15	18
Total commercial real estate	11	16	37	32	55

Consumer:
Home equity credit line	6	4	6	4	6
1-4 family residential	5	7	7	5	11
Construction and other consumer real estate	-	1	1	4	2
Bankcard and other revolving plans	1	2	2	3	2
Other	1	-	-	-	-
Total consumer loans	13	14	16	16	21
Total net charge-offs	$43	$55	$95	$102	$113

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2012		March 31, 2012		December 31, 2011
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$7,786,191	0.26%	$7,282,245	0.26%	$6,574,588	0.26%
Securities:
Held-to-maturity	797,843	5.72%	799,741	5.53%	794,030	5.60%
Available-for-sale	3,084,771	3.34%	3,093,827	3.08%	3,496,842	2.47%
Trading account	18,877	3.15%	41,189	3.30%	65,901	3.30%
Total securities	3,901,491	3.82%	3,934,757	3.58%	4,356,773	3.06%

Loans held for sale	157,308	3.99%	174,902	3.45%	161,134	3.45%

Loans 1:
Loans and leases	36,067,463	5.07%	36,078,917	5.17%	36,122,003	5.23%
FDIC-supported loans	661,597	14.84%	712,877	13.29%	775,365	14.51%
Total loans	36,729,060	5.25%	36,791,794	5.33%	36,897,368	5.43%
Total interest-earning assets	48,574,050	4.33%	48,183,698	4.41%	47,989,863	4.50%
Cash and due from banks	1,025,681		1,122,979		1,071,368
Allowance for loan losses	(1,004,879)		(1,046,709)		(1,128,602)
Goodwill	1,015,129		1,015,129		1,015,125
Core deposit and other intangibles	61,511		65,837		70,345
Other assets	3,218,519		3,239,161		3,332,441
Total assets	$52,890,011		$52,580,095		$52,350,540

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$7,435,000	0.17%	$7,200,170	0.20%	$6,858,799	0.23%
Money market	14,522,941	0.28%	14,701,771	0.32%	14,769,654	0.36%
Time	3,264,853	0.75%	3,369,323	0.79%	3,468,855	0.84%
Foreign	1,490,695	0.35%	1,408,409	0.40%	1,634,203	0.43%
Total interest-bearing deposits	26,713,489	0.31%	26,679,673	0.35%	26,731,511	0.40%
Borrowed funds:
Securities sold, not yet purchased	6,128	1.90%	22,758	3.38%	30,704	4.11%
Federal funds purchased and security
repurchase agreements	474,026	0.14%	528,662	0.12%	632,030	0.11%
Other short-term borrowings	13,290	2.00%	48,394	3.61%	102,930	2.82%
Long-term debt	2,329,608	11.25%	1,991,776	11.55%	1,921,251	10.26%
Total borrowed funds	2,823,052	9.32%	2,591,590	9.00%	2,686,915	7.52%
Total interest-bearing liabilities	29,536,541	1.17%	29,271,263	1.12%	29,418,426	1.05%
Noninterest-bearing deposits	16,228,973		15,691,499		15,469,278
Other liabilities	582,743		619,231		515,595
Total liabilities	46,348,257		45,581,993		45,403,299
Shareholders’ equity:
Preferred equity	1,830,845		2,355,549		2,365,430
Common equity	4,713,318		4,644,722		4,583,748
Controlling interest shareholders’ equity	6,544,163		7,000,271		6,949,178
Noncontrolling interests	(2,409)		(2,169)		(1,937)
Total shareholders’ equity	6,541,754		6,998,102		6,947,241
Total liabilities and shareholders’ equity	$52,890,011		$52,580,095		$52,350,540

Spread on average interest-bearing funds		3.16%		3.29%		3.45%

Net yield on interest-earning assets		3.62%		3.73%		3.86%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		June 30, 2012			March 31, 2012
(Amounts in thousands)			Diluted			Diluted
		Amount	EPS		Amount	EPS
1.	Net Earnings Excluding the Effects of the Discount Amortization on
	Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings applicable to common shareholders (GAAP)	$55,215	$0.30		$25,489	$0.14
	Addback for the after-tax impact of:
	Discount amortization on convertible subordinated debt	6,584	0.04		6,905	0.04
	Accelerated discount amortization on convertible subordinated debt	13,175	0.07		9,920	0.05
	Additional accretion of interest income on acquired loans, net of expense	(2,035)	(0.01)		(1,830)	(0.01)
	Net earnings excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$72,939	$0.40		$40,484	$0.22

		Three Months Ended
		June 30, 2012			March 31, 2012
2.	Core Net Interest Income (NII)/Net Interest Margin (NIM)	NII	NIM		NII	NIM

	Net interest income/net interest margin as reported (GAAP)	$431,987	3.62%	1	$442,299	3.73	% 1
	Addback for the pretax impact of:
	Discount amortization on convertible subordinated debt	10,663	0.09%		11,182	0.09%
	Accelerated discount amortization on convertible subordinated debt	16,202	0.13%		12,204	0.10%
	Additional accretion of interest income on acquired loans	(14,761)	(0.12)%		(13,171)	(0.11)%
	Core net interest income/net interest margin (non-GAAP)	$444,091	3.72%		$452,514	3.81%

	1 Calculation of net interest margin is based on taxable-equivalent net interest income.

This Press Release presents the following non-GAAP financial measures: 1. Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, and  2. Core net interest income/net interest margin. These non-GAAP financial measures exclude the effects of the following adjustments:  (i) periodic discount amortization on convertible subordinated debt; (ii) accelerated discount amortization on convertible subordinated debt which has been converted; and (iii) additional accretion of interest income on acquired loans based on increased projected cash flows (net of related expense in 1.).

The identified adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyses of results reported under GAAP.

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